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                                                                     EXHIBIT 4.3


                   CERTIFICATE OF DESIGNATIONS, PREFERENCES
                       AND RIGHTS OF SERIES A CUMULATIVE
                               PREFERRED STOCK OF
                             INCO HOMES CORPORATION


                      SERIES A CUMULATIVE PREFERRED STOCK
                               (Par Value, $.01)
                                       OF
                             INCO HOMES CORPORATION

                      -----------------------------------

                         Pursuant to Section 151 of the
                General Corporation Law of the State of Delaware

     Inco Homes Corporation, a Delaware corporation (hereinafter called "the Company"), certifies that pursuant to the authority contained in Article Fourth of its Restated Certificate of Incorporation, as amended, and in accordance with the provisions of Section 151 of the General Corporate Law of the State of Delaware, its Board of Directors has adopted the following resolution creating a Series of its $0.01 par value Preferred Stock designated as Series A Cumulative Preferred Stock:

     RESOLVED, that the Board of Directors hereby creates and designates the initial series of Preferred Stock, $0.01 par value, of the Company and authorizes the issuance thereof, and hereby fixes the designation and amount thereof and the preferences and relative, participating, optional and other special rights of such shares, and the qualifications, limitations or restrictions thereof as follows:

     1.1  Designation and amount.  The shares of the initial series of Preferred
          ----------------------
Stock shall be designated "Series A Cumulative Preferred Stock," (hereinafter sometimes called "Preferred Stock"), and the number of shares which may be issued shall be 2,340. Attached herein is exhibit A.

     1.2  Dividends.  The holders of shares of the Preferred stock shall be
          ---------
entitled to receive, out of the assets of the Company legally available therefore and as and when declared by the Board of Directors, cash dividends at the rate of $100 per share per annum, payable quarterly on the last day of the months of March, June, September, and December in each year. Such dividends shall accrue and be cumulative (whether or not in any quarterly dividends period there shall be funds of the Company legally available for the payment of such dividends), from the date of the last quarterly dividend date to which dividends were declared and paid on the Preferred Stock of the Company. Each such dividend shall be paid to the holders of the record of shares of the Preferred Stock as they appear on the stock register of the Company on the 15th day of the month next preceding the payment date thereof. Dividend on account of arrears for any past dividend periods may be declared and paid at any time, without reference to any regular dividend payment date, to holders of record on such date, not exceeding 45 days preceding the payment date thereof, as may be fixed by the Board of Directors of the Company, or by a committee of said Board of Directors duly authorized to fix such date.

     Dividends payable on the Preferred Stock for each full quarterly dividends period shall be computed by dividing the annual rate by four. Dividends payable on the Preferred Stock for any period less than a full quarterly dividend period, and for the initial dividend period, shall be computed on the basis of a 360 day year of four 90 day quarters and the actual number of days elapsed on the period for which payable, including the date of payment.

     1.3  Voting.  The holders of shares of Series A Cumulative Preferred Stock
          ------
shall have no voting rights.

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     1.4  Liquidation rights.  In the event of any liquidation or dissolution or
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winding up of the Company, voluntary or involuntary, the holders of the
Preferred Stock shall be entitled to receive, subject to the rights of any other class of stock which ranks senior to the Preferred Stock as to distribution of assets on liquidation, but before any distribution is made on any class of stock ranking junior to the Preferred Stock as to the payment of dividends or the distribution of assets, the sum of $1,000 per share, plus any arrearages in dividends thereon and no more. Upon any such liquidation, dissolution or winding up of the Company, after the holders of Series A Cumulative Preferred Stock shall have been paid in full the amounts to which they shall be entitled, the net assets of the Company may be distributed to the holders of stock ranking on liquidation junior to the Series A Cumulative Preferred Stock.

     1.5  Optional redemption.  The Series A Cumulative Preferred Stock is
          -------------------
redeemable, in whole or in part at the option of the Company for cash, at the redemption price of $1,000 per share, plus in each case accumulated but unpaid dividends to the date fixed for redemption.

     In the event the Company shall redeem shares of Preferred Stock for cash, notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than 15 nor more than 60 days prior to the redemption date, to each holder of record of the shares to be redeemed, at such holder's address as the same appears on the stock register of the Company. Each such notice shall state: (1) the redemption date; (2) the number of shares of Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price; (4) the place or places where certificates for such shares are to be surrendered for payment for the redemption price; and (5) that dividends on the shares to be redeemed will cease to accrue on such redemption date. Notice having been mailed as aforesaid, from and after the redemption date (unless default shall be made by the Company in providing money for the payment of the redemption price) dividends on the shares of the Preferred Stock so called for redemption shall cease to accrue, and said shares shall no longer be deemed to be outstanding, and all rights of the holders thereof as stockholders of the Company (except the right to receive from the Company the redemption price) shall cease. Upon surrender in accordance with said notice of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors of the Company shall so require and the notice shall so state), such shares shall be redeemed by the Company at the redemption price as aforesaid. If less than all the outstanding shares of the Preferred Stock are to be redeemed, shares to be redeemed shall be selected by the Company from outstanding shares of Preferred Stock not previously called for redemption by lot or pro rata (as nearly as may be) or in such other manner as the Board of Directors of the Company may determine. A new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.
No failure to mail such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for such redemption except as to the holder to whom the Company has failed to mail such notice or except as to the holder whose notice was defective.

     Notwithstanding the foregoing provisions of this section 1.5, if any dividends on the Preferred Stock are in arrears, no shares of the Preferred Stock shall be purchased or redeemed unless (a) the holders of two-thirds of the outstanding Preferred Stock shall have consented thereto or (b) all outstanding shares of the Preferred Stock are simultaneously redeemed.

     1.6  Redemption prior to consolidations, merger, sale of assets.  The
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Company will not consolidate or merge into or transfer all or substantially all of its assets to any person unless all outstanding shares of Preferred Stock shall have been called for redemption for cash in accordance with the provisions thereof or unless: (i) the person is a corporation organized under the laws of the United States of America,

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any State or the District of Columbia and (ii) the successor corporation assumes all of the Company's obligations in respect of the Preferred Stock.

     IN WITNESS WHEREOF, said Inco Homes Corporation has caused its corporate seal to be hereunto affixed and this Certificate to be signed by its Chairman of the Board of Directors, Ira C. Norris, and attested by its Secretary, Lynn C. Parkes, this 22nd day of December 1997.

                              INCO HOMES CORPORATION


                              By: ____________________________________
                                   Chairman of the Board of Directors
                                   Ira C. Norris


[Corporate seal]

ATTEST:


By: ____________________________________
    Secretary
    Lynn C. Parkes

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